UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2012

NEPHROS, INC.

(Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation)

001-32288	13-3971809
(Commission File Number)	(IRS Employer ID Number)

41 Grand Avenue, River Edge, New Jersey	07661
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (201) 343-5202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01 Entry into a Material Definitive Agreement.

On April 23, 2012, Nephros, Inc. (the “Company”) entered into a license and supply agreement (the “License and Supply Agreement”) with Medica S.p.A. (“Medica”), an Italy-based medical product manufacturing company, for the marketing and sale of certain filtration products based upon Medica’s proprietary Medisulfone ultrafiltration technology in conjunction with the Company’s filtration products (collectively, the “Products”), and to engage in an exclusive supply arrangement for the Products.

Under the License and Supply Agreement, Medica granted to the Company an exclusive license, with right of sublicense, to market, promote, distribute, offer for sale and sell the Products worldwide, excluding Italy for the first three years (the “Territory”) during the term of the License and Supply Agreement. In addition, the Company granted to Medica an exclusive license under the Company’s intellectual property to make the Products during the term of the License and Supply Agreement.

In exchange for the rights granted, the Company has agreed to make minimum annual aggregate purchases from Medica of €300,000, €500,000 and €750,000 for the years 2012, 2013 and 2014, respectively. For calendar years thereafter, annual minimum amounts will be mutually agreed upon between Medica and the Company. As consideration for the license and other rights granted to the Company, the Company is required to pay Medica installment payments of €500,000 and €1,000,000 on April 23, 2012 and January 25, 2013, respectively. In addition, for the period beginning April 23, 2014 through December 31, 2022, the Company will pay Medica a royalty rate of 3% of net sales of the Products sold, subject to reduction as a result of a supply interruption pursuant to the terms of the License and Supply Agreement. As further consideration for the license and other rights granted to the Company, the Company will grant Medica options to purchase 300,000 shares of the Company’s common stock.

The term of the License and Supply Agreement commenced on April 23, 2012 and continues in effect through December 31, 2022, unless earlier terminated by either party in accordance with the terms of the License and Supply Agreement.

The description of the License and Supply Agreement set forth above is not complete and is qualified in its entirety by reference to the License and Supply Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On April 23, 2012, the Company issued a press release announcing its entry into the License and Supply Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the appointment of John C. Houghton described below, effective April 20, 2012, Paul A. Mieyal resigned as acting Chief Executive Officer, but will remain as a member of the Board of Directors (the “Board”) of the Company.

On April 23, 2012, the Company announced the appointment of John C. Houghton (48) as President and Chief Executive Officer of the Company, effective as of April 20, 2012. Mr. Houghton has over 25 years of commercialization experience in the pharmaceutical and medical device fields. He has direct experience in building out global commercial organizations including marketing, sales, sales operations, customer service, business analytics and new product development and has also been directly responsible for successfully licensing products and leading joint ventures and partnerships. Mr. Houghton most recently served as President and CEO of CorMedix Inc. (NYSE-Amex: CRMD), a pharmaceutical company focused on therapeutic products for the treatment of cardio-renal disease. While President and CEO, Mr. Houghton led the acquisition of the company’s product candidates and the completion of its initial public offering. Prior to assuming the role of President and CEO, he was the Chief Business Officer for CorMedix. Before joining CorMedix, Mr. Houghton established the global sales and marketing infrastructure for the Biotech division of Stryker Corp. (NYSE: SYK). Prior to Stryker, he worked with Aventis (NYSE: SNY) and predecessor companies for more than 14 years. During his time at Aventis he led the global marketing of Nasacort, served as commercial lead on the Aventis-Millennium inflammation collaboration, and functioned as the global new products commercialization head for respiratory, inflammation, cardiovascular, and metabolism products. Mr. Houghton received his B.Sc. from Liverpool John Moores University, United Kingdom.

On April 23, 2012, the Company issued a press release announcing the appointment of Mr. Houghton. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

On April 24, 2012, the Board approved the appointment of Mr. Houghton to the Board, effective on that date. Mr. Houghton’s initial term will expire at the close of the Company’s annual meeting of stockholders to be held in 2013. Mr. Houghton will not serve on any committees of the Board nor will he be entitled to any additional compensation in connection with his service on the Board.

2

On April 20, 2012, the Company entered into an Employment Agreement (the “Employment Agreement”), effective as of April 20, 2012, with Mr. Houghton. The Employment Agreement has a term of four years, ending on April 20, 2016.

The Employment Agreement provides that Mr. Houghton’s annual base salary will be $350,000. Mr. Houghton will be eligible to receive a target discretionary bonus of 30% of annual base salary, as determined by the Company. The targets with respect to the bonus for the year ending December 31, 2012 will be mutually agreed upon between Mr. Houghton and the Compensation Committee of the Board within 60 days following April 20, 2012 and such bonus will be appropriately prorated for such annual period. The targets for each subsequent annual period will be mutually agreed upon at the beginning of each calendar year between Mr. Houghton and the Compensation Committee. Upon execution of the Employment Agreement, the Company granted Mr. Houghton options to purchase 675,000 shares of the Company’s common stock pursuant to the Company’s 2004 Stock Incentive Plan (the “Plan”). In addition, subject to the approval by stockholders of a commensurate increase in shares authorized for issuances under the Plan, the Company will grant Mr. Houghton options to purchase 331,550 shares of the Company’s common stock.

Subject to Mr. Houghton meeting and maintaining the director eligibility requirements of the Board, Mr. Houghton will be nominated for election as a director at each stockholders meeting during his employment at which his term as a director would otherwise expire.

The description of the Employment Agreement set forth above is not complete and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 annual meeting of stockholders for Nephros, Inc. was held on April 23, 2012.

At the meeting, Nephros stockholders elected two members to our Board of Directors for a term expiring at the annual meeting of stockholders in 2015, as follows:

Member	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes
Arthur H. Amron	5,287,406	164,794	3,394,476
James S. Scibetta	5,292,702	159,498	3,394,476

At the meeting, Nephros stockholders also ratified the appointment of Rothstein Kass as our independent registered public accounting firm for the fiscal year ending December 31, 2012, as follows:

Number of Shares Voted For	Number of Shares Against or Withheld	Abstentions	Broker Non-Votes
8,468,168	366,869	11,639	0

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	License and Supply Agreement dated as of April 23, 2012 between Nephros, Inc. and Medica S.p.A.
10.2	Employment Agreement dated as of April 20, 2012 between Nephros, Inc. and John C. Houghton
99.1	Press release dated April 23, 2012 announcing strategic License and Supply Agreement with Medica S.p.A for ultrafiltration products
99.2	Press release dated April 23, 2012 announcing the appointment of John C. Houghton as President and Chief Executive Officer

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

	By:	/s/ Gerald J. Kochanski
Dated: April 26, 2012		Gerald J. Kochanski
Chief Financial Officer

4